Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2018, relating to the consolidated financial statements, the effectiveness of Bluerock Residential Growth REIT, Inc.’s internal control over financial reporting, and schedule of Bluerock Residential Growth REIT, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the incorporation by reference therein of our report dated March 13, 2018, relating to the financial statements of BR Southside Member, LLC as of and for the year ended December 31, 2017; our report dated March 13, 2018, relating to the consolidated financial statements of BR Cheshire Member, LLC as of and for the year ended December 31, 2017; our report dated March 13, 2018, relating to the consolidated financial statements of BR Lake Boone JV Member, LLC as of and for the year ended December 31, 2017; our report dated March 13, 2018, relating to the financial statements of BR Morehead JV Member, LLC as of and for the year ended December 31, 2017; and our report dated March 13, 2018, relating to the consolidated financial statements of BR Member Domain Phase I, LLC as of and for the year ended December 31, 2017, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

New York, New York

December 14, 2018